Exhibit 31.2

CERTIFICATION

I, Sheila M. Finan, Senior Director of Finance and principal financial officer of Essential Therapeutics, Inc., certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Essential Therapeutics, Inc.; and

2. Based on my knowledge, this Quarterly Report on Form 10-Q/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Date: November 11, 2003

/s/ SHEILA M. FINAN Sheila M. Finan
Senior Director of Finance